EXHIBIT 5




                           [Letterhead of]

                       CRAVATH, SWAINE & MOORE








                                                        August 4, 1995


                           Time Warner Inc.
                           ----------------

Dear Sirs:

          We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") for the registration of 8,349,732 shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company, to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Certificate of Incorporation of the Company, the By-laws of the Company and the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series C Convertible Preferred Stock of the Company (the "Certificate of Designations").

          Based upon the foregoing, we are of opinion as follows:

          1. The Company is validly existing and in good standing under the laws of the State of Delaware; and





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          2. The Shares have been duly and validly authorized and are, or will be when issued pursuant to the conversion, exchange or adjustment provisions of the Certificate of Designations, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."


                                   Very truly yours,



                                   /s/ Cravath, Swaine & Moore

Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019


293A

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